UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2007

NetManage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22158	77-0252226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20883 Stevens Creek Blvd., Cupertino, CA	95014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 973-7171

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 11, 2007, NetManage, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Rocket Software, Inc., a Delaware corporation (“Rocket”), and Eastern Software, Inc., a Delaware corporation and wholly-owned subsidiary of Rocket (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving entity. Pursuant to the Merger Agreement, at the effective time of the Merger, each share of the Company’s common stock will be converted into the right to receive $7.20 cash and each outstanding option will be converted into the right to receive $7.20 cash less the exercise price of such option.

The Board of Directors of the Company (the “Board of Directors”) unanimously approved the Merger and the Merger Agreement at a special meeting on December 11, 2007, and directed that the Merger Agreement be submitted to the Company’s stockholders for adoption.

The transaction is expected to close in February of 2008. The proposed transaction is subject to the completion of due diligence by Rocket, which condition must be satisfied or waived by January 10, 2008, and Rocket’s ability to obtain a satisfactory commitment from its primary lender to finance the purchase price, which condition must be satisfied or waived by Rocket on or prior to January 18, 2008. Rocket has the right to terminate the Merger Agreement if either of these conditions is not satisfied by such dates. In addition, the proposed transaction is subject to approval of NetManage’s stockholders, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and other customary conditions to closing. Either party will also have a right to terminate the Merger Agreement if the transaction is not closed on or prior to February 28, 2008.

The Merger Agreement contains a “no-shop” provision pursuant to which the Company is restricted in its ability to solicit third party proposals, provide information to and engage in discussions with third parties regarding a Competing Transaction (as such term is defined in the Merger Agreement). The “no-shop” restriction is subject to a “fiduciary-out” provision that allows the Company to provide information and participate in discussions with respect to competing proposals that the Board of Directors determines in good faith, after consultation with its financial advisors and outside counsel, is superior to the terms of the Merger. The Company is obligated to provide Rocket with notification of any Competing Offer and the Company’s intention to take any action with respect to a Competing Offer. Furthermore, the Company is obligated to provide Rocket with three business days prior written notice before (i) a withdrawal, modification or change in the Board of Director’s approval or recommendation of the Merger, (ii) recommending the Competing Transaction to the Company’s stockholders, (iii) terminating the Merger Agreement or (iv) publicly announcing the Board of Director’s intention to do any or all of the foregoing.

The Merger Agreement contains certain termination rights and, upon the termination of the Merger Agreement under specified circumstances, the Company may be required to pay Rocket a termination fee of $2.0 million in the case of termination resulting from a change in the recommendation to the Company’s stockholders by the Company’s Board of Directors or the Company approving or recommending a Competing Transaction. In addition, the Company will be obligated to reimburse Rocket’s expenses in connection with the Merger, up to $2.0 million, under certain circumstances if the Company’s stockholders do not approve the Merger at the stockholder meeting held for such purpose. The Merger Agreement also includes other representations, warranties and covenants that are customary for transactions of this type.

The foregoing summary is not intended to be complete and is qualified in its entirety by the full text of the Merger Agreement. A copy of the Merger Agreement is attached to this Current Report on Form 8-K as Exhibit 2.1.

Cautionary Statement

The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. Except for its status as a legal document governing the contractual rights among the parties thereto in relation to the Merger and the other transactions contemplated thereby, the Merger Agreement is not intended to be a source of factual, business or operational information about the Company, Rocket or their respective businesses.

The representations and warranties contained in the Merger Agreement are not necessarily accurate or complete as made and may be subject to exceptions set forth in the disclosure schedules provided in accordance with the Merger Agreement. Such representations, warranties and covenants have been negotiated by the Company and Rocket for the purpose of allocating contractual risk between the parties, including where the parties do not have complete knowledge of all the facts, and not for the purpose of establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and any stockholder of the Company or any potential investor should not rely on the representations, warranties and covenants therein or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.

Additional Information

Important Additional Information Regarding the Merger will be filed with the SEC:

In connection with the proposed Merger, the Company will file a proxy statement and other documents with the Securities and Exchange Commission (the “SEC”). INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER. A definitive proxy statement will be sent to stockholders of the Company seeking their approval of the transaction. Investors and stockholders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained free of charge on the Company’s website at www.netmanage.com or by directing a request to NetManage, Inc., 20883 Stevens Creek Blvd., Cupertino, California 95014, Attention: Investor Relations.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed Merger. Information about the Company and its directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on June 4, 2007. Stockholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, which will be filed with the SEC.

Item 7.01	Regulation FD Disclosure.

On December 11, 2007, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is furnished as Exhibit 99.1.

Forward –Looking Statements

This Current Report and the exhibits furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against NetManage or Rocket and others following announcement of the merger agreement; (3) the inability to complete the merger due to Rocket’s decision to terminate the Merger Agreement based upon Rocket’s due diligence investigation, (4) the inability to complete the Merger because of Rocket’s inability to obtain financing for the Merger on terms satisfactory to Rocket, (5) the inability to complete the Merger due to the failure to satisfy the other conditions to completion of the Merger, including the receipt of stockholder approval and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (6) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; and (7) other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of NetManage’s SEC filings. Many of the factors that will determine the outcome of the Merger are beyond NetManage’s ability to control or predict. NetManage undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of December 11, 2007, by and among Rocket Software, Inc., Eastern Software, Inc. and NetManage, Inc.

99.1	Press release issued jointly by Rocket Software, Inc. and NetManage, Inc. dated December 11, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetManage, Inc. (Registrant)

December 17, 2007	/s/ ZVI ALON
(Date)	Zvi Alon
Chairman, President and Chief Executive Officer

Exhibit Index

2.1	Agreement and Plan of Merger, dated as of December 11, 2007, by and among Rocket Software, Inc., Eastern Software, Inc. and NetManage, Inc.

99.1	Press release issued jointly by Rocket Software, Inc. and NetManage, Inc. dated December 11, 2007.